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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment Nos. 206 and 207 to Registration Statement Nos. 033-42484 and 811-06400 on Form N-1A of our report dated December 26, 2012, relating to the financial statements and financial highlights of Cornerstone Advisors Global Public Equity Fund, Cornerstone Advisors Income Opportunities Fund, Cornerstone Advisors Public Alternatives Fund and Cornerstone Advisors Real Assets Fund (collectively, the "Cornerstone Funds") four of the forty-five portfolios constituting The Advisors' Inner Circle Fund (the "Trust"), appearing in the Annual Report on Form N-CSR of the Cornerstone Funds for the period ended October 31, 2012 and the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 28, 2013